Exhibit 99.1

Rice Acquisition Corp. Announces Stockholder Approval of

Business Combination with Aria Energy and Archaea Energy

Closing Expected September 15, 2021

Carnegie, PA, September 9, 2021 – Rice Acquisition Corp. (NYSE: RICE) (“RAC”), a special purpose acquisition company focused on the energy transition sector, today announced that its stockholders approved all proposals related to the proposed business combination (the “Business Combination”) with Aria Energy LLC (“Aria”) and Archaea Energy LLC (“Archaea LLC”), which will create the industry-leading renewable natural gas (“RNG”) platform, at a special meeting of stockholders held earlier today. In addition, RAC’s stockholders have expressed strong support for the Business Combination, with stockholders electing to redeem less than 0.2% of RAC’s outstanding shares of Class A common stock.

The Business Combination is expected to close on or about September 15, 2021. Upon the closing of the Business Combination, the combined company will be named Archaea Energy Inc. (the “Combined Company”). The parties expect that the Combined Company’s Class A common stock and warrants will be listed on the New York Stock Exchange under the ticker symbol “LFG” and “LFG WS,” respectively.

About Rice Acquisition Corp.

Rice Acquisition Corp. is led by former executives of Rice Energy and EQT, the largest natural gas producer in the U.S. We intend to leverage our expertise building industry-leading energy production companies to develop the world’s clean energy supply.

About Aria Energy LLC

Aria Energy LLC and its subsidiaries provide baseload renewable energy to utilities and other customers across the U.S. Aria is a market leader in the North American landfill gas-to-renewable energy sector, having developed or constructed more than 50 projects over the last 30 years. Aria owns and/or operates a diversified portfolio of 25 energy projects across 13 states, collectively representing 24,880 MMBtu/day of RNG and 115.7 MW of electric capacity. Aria produces and supplies approximately 38 million gallons of RNG annually to fueling stations across the United States. Aria is led by seasoned industry veterans and has over 90 highly skilled operating personnel across the U.S. with a strong safety and environmental track record.

About Archaea Energy LLC

Archaea Energy LLC is an emerging leader in developing renewable natural gas from high-carbon emission processes and industries by capturing recurring emissions from food waste, wastewater, agricultural waste and landfill gas. Archaea LLC builds, operates and manages RNG projects throughout the entire energy life cycle and offers off-take partners the opportunity to purchase RNG from its portfolio of projects under long-term agreements. Archaea LLC delivers pipeline-quality RNG from coast to coast using existing natural gas infrastructure.

Investor Relations

Kyle Derham

kyle@riceinvestmentgroup.com

Media Relations

Montieth M. Illingworth

montieth@montiethco.com

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “might,” “will,” “would,” “could,” “should,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions, although not all forward looking statements contain such identifying words. All statements other than historical facts are forward looking statements. Such statements include, but are not limited to, statements concerning the closing of the Business Combination and earnings, performance, strategies, prospects and other aspects of the businesses of RAC, Aria, Archaea LLC and the Combined Company. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of RAC, Aria and/or Archaea LLC, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combination and any transactions contemplated thereby; (b) the ability to complete the transactions contemplated by the proposed Business Combination due to the failure to satisfy closing conditions; (c) the ability to meet the New York Stock Exchange’s listing standards following the consummation of the transactions contemplated by the proposed Business Combination; (d) the risk that the proposed transactions disrupt current plans and operations of Aria, Archaea LLC or their subsidiaries as a result of the announcement and consummation of the proposed Business Combination; (e) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably and retain its management and key employees; (f) costs related to the proposed Business Combination and related transactions; (g) the possibility that Aria, Archaea LLC or the Combined Company may be adversely affected by other economic, business and/or competitive factors; (h) the Combined Company’s ability to develop and operate new projects; (i) the reduction or elimination of government economic incentives to the renewable energy market; (j) delays in acquisition, financing, construction and development of new projects; (k) the length of development cycles for new projects, including the design and construction processes for the Combined Company’s projects; (l) the Combined Company’s ability to identify suitable locations for new projects; (m) the Combined Company’s dependence on landfill operators; (n) existing regulations and changes to regulations and policies that effect the Combined Company’s operations; (o) decline in public acceptance and support of renewable energy development and projects; (p) demand for renewable energy not being sustained; (q) impacts of climate change, changing weather patterns and conditions, and natural disasters; (r) the ability to secure necessary governmental and regulatory approvals; and (s) other risks and uncertainties indicated in RAC’s definitive proxy statement relating to the Business Combinations, which was filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2021 (the “definitive proxy statement”), including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by RAC.

The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward looking statements, which speak only as of the date made. RAC, Aria, Archaea LLC and the Combined Company do not undertake or accept any obligation or undertaking to update or revise the forward looking statements set forth herein, whether as a result of new information, future events or otherwise, except as may be required by law.